Exhibit 4.1

[SEE REVERSE FOR RESTRICTIVE LEGENDS]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

July 26, 2013

THIS CERTIFIES THAT NAME is the registered holder of NUMBER (_______) Shares of Common Stock of CANNAVEST CORP. (THE “CORPORATION”), transferable on the books of the Corporation only upon surrender of this Certificate properly endorsed or assigned.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers as of this ___ day of _________, 201_.

Michael Mona, Jr., President	Karen Epstein, Secretary

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THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

For Value Received, ___________ hereby sells, assigns and transfers unto ______________________________________________________________ Shares of Common Stock represented by the within Certificate and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

In presence of

___________________________

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